                                                          Page 1 of 4 pages


                                  EXHIBIT 21

(All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                                                Jurisdiction of
Corporate Name                                                                   Incorporation
--------------                                                                  ---------------
The Stanley Works                                                                   Connecticut

       The Farmington River Power Company                                           Connecticut

       Stanley Mechanics Tools, Inc.                                                Ohio

       Stanley Storage Systems, Inc.                                                Connecticut

       Stanley Germany Inc.                                                         Delaware

       Stanley International Sales, Inc.                                            Delaware

       Stanley Inter-America, Inc.                                                  Delaware

       Stanley Foreign Sales Corporation                                            Virgin Islands

       Stanley Magic-Door, Inc.                                                     Delaware

       Stanley Home Automation, Inc.                                                Delaware

       General Rental Co., Inc.                                                     Florida

       Jensen Tools, Inc.                                                           Delaware

       LaBounty Manufacturing, Inc.                                                 Minnesota

       Stanley-Bostitch, Inc.                                                       Delaware

                  Stanley-Bostitch Holding Corporation                              Delaware

                           Hartco Company                                           Illinois

       The Stanley Works Funding Corporation                                        Delaware

       Stanley Mail Media, Inc.                                                     Delaware

       Stanley Logistics, Inc.                                                      Delaware

       Stanley Fastening Systems, L.P.                                              Delaware


                                                             Page 2 of 4 pages

                                  EXHIBIT 21


                                                                                Jurisdiction of
Corporate Name                                                                   Incorporation
--------------                                                                  ---------------
(The Stanley Works)

         Stanley Canada Inc.                                                        Ontario, Canada

         Stanley Home Decor Canada Limited                                          Ontario, Canada

         Stanley Tools (N.Z.) Ltd.                                                  New Zealand

         Ferramentas Stanley Ltda.                                                  Brazil

         Herramientas Stanley
         S.A. de C.V.                                                               Mexico

         Herramientas Stanley S.A.                                                  Colombia

         Stanley-Bostitch, S.A. de C.V.                                             Mexico

         Stanley Tools SpA                                                          Italy

         S.I.C.F.O.-Stanley S.A.                                                    France

                  Stanley Europe B.V.                                               Netherlands

         Stanley Atlantic, Inc.                                                     Delaware

                  The Stanley Works Ltd.                                            U.K.

                           Mosley-Stone Ltd.                                        U.K.

                           R.J. Lendrum Limited                                     U.K.

                  Stanley Works
                  (Nederland) B.V.                                                  Netherlands

                           Stanley Magic-Door
                           Netherlands B.V.                                         Netherlands

                  Placements et Rangements
                  Nirva S.a.R.L.                                                    France


                                                         Page 3 of 4 pages

                                  EXHIBIT 21


                                                                                Jurisdiction of
Corporate Name                                                                   Incorporation
--------------                                                                  ----------------
(The Stanley Works)

                      Societe Civile Immobiliere WAT                                    France

                  Stanley Iberica S.A.                                              Spain

                  Stanley Vaerktoej ApS                                             Denmark

                  Stanley Svenska A.B.                                              Sweden

                      Suomen Stanley OY                                             Finland


                  Bostitch G.m.b.H.                                                 Germany

                      Friess G.m.b.H.                                               Germany

                  Stanley Bostitch S.A.                                             France

                  Soc. de Fab. Bostitch S.A. (Simax)                                France

                  Bostitch (Europe) AG                                              Switzerland

                  Bostitch AG                                                       Switzerland

                  S.A. Stanley Works Belgium N.V.                                   Belgium

                  Stanley International
                  Holdings Inc.                                                     Delaware

                      Stanley Pacific Inc.                                          Delaware

                           Stanley-Bostitch
                           Pty. Limited                                             Delaware

         The Stanley Works Pty. Ltd.                                                Australia

         Stanley Works Asia Pacific Pte. Ltd.                                       Singapore

         The Stanley Works
         (Hong Kong) Ltd.                                                           Hong Kong



                                                                             Page 4 of 4 pages

                                  EXHIBIT 21
                                  ----------

                                                                                Jurisdiction of
Corporate Name                                                                   Incorporation
--------------                                                                  ----------------
(The Stanley Works)

         The Stanley Works Sales
         (Philippines), Inc.                                                        Philippines

         Stanley Tools Ltd.                                                         Taiwan


         Chiro Tool Manufacturing Corporation                                       Taiwan

         The Stanley Works
                  (Bermuda) Ltd.                                                    Bermuda

         The Stanley Works Japan K.K.                                               Japan

         Stanley Works Ltd.                                                         Thailand

         Stanley Tools Poland Ltd.                                                  Poland

         Tona a.s. (LTD) (83%)                                                      Czech Republic

         P.T. Stanley Works Indonesia                                               Indonesia

         Stanley Works Malaysia Sdn. Bhd.                                           Malaysia

         Stanley Fastening Systems Poland Ltd.                                      Poland

         Stanley de Chihuahua, S. de R.L. de C.V.                                   Mexico


The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.